Exhibit 99.7


                             NEXTWAVE WIRELESS INC.
                             ----------------------

                   GO NETWORKS, INC. EMPLOYEE STOCK BONUS PLAN

                               SECTION 1. PURPOSE

            The GO Networks, Inc. Employee Stock Bonus Plan (the "Plan"), effective as of the date that NextWave Wireless, Inc. ("NextWave") acquires GO Networks, Inc. (the "Company"). The Plan is intended to induce individuals to enter into, and continue after the Effective Date, an employment relationship with NextWave and its affiliates, including the Company. It is also specifically designed to provide participants with an incentive to assist the Company in achieving Customer Acceptance of at least 3,000 Product Units within 18 months after the Effective Date. The Plan is a bonus plan and therefore is exempt from the application of the Employee Retirement Income Security Act of 1974, as amended.

                            SECTION 2. PARTICIPATION

            2.1 ELIGIBILITY AND TERMS OF PARTICIPATION. The Board of Directors of NextWave, or the Compensation Committee thereof (in either case, the "Board"), in consultation with the Chief Executive Officer of the Company, shall determine in its sole discretion the employees who are entitled to participate in the Plan, the amount of stock bonus for each participant and the terms and conditions applicable to each stock bonus. No employee shall be entitled to participate unless and until the employee's participation is confirmed in writing by NextWave or the Company by means of a separate letter of participation ("Participation Letter"). A Participation Letter may set forth any additional terms and conditions of participation (beyond the provisions of the Plan) as NextWave or the Company may, in its sole discretion, determine. If so provided in a Participation Letter, a participant shall not become a participant unless and until he or she signs and agrees to the terms and conditions of such Participation Letter and the Plan.

            2.2 TERMINATION OF PARTICIPATION. A participant's participation in the Plan shall automatically terminate, without notice to or consent of the participant, and the participant shall not be treated as a participant, upon the earliest to occur of the following events: (i) the participant's termination of employment by NextWave or any of its affiliates, including the Company, for Cause; (ii) the participant's resignation other than for Good Reason from NextWave and its affiliates, including the Company; or (iii) any termination of participation in accordance with the participant's Participation Letter.

            SECTION 3. SHARES; REGISTRATION; ADJUSTMENT

            3.1 SHARES SUBJECT TO THE PLAN. The Shares issuable under the Plan are shares of common stock of NextWave, par value $.001. The maximum number of Shares reserved for issuance over the term of the Plan shall be such number that has, as of the Effective Date, has an aggregate Fair Market Value (rounded down to the nearest whole Share) of $5,000,000.




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            3.2   REGISTRATION. NextWave shall file a Registration Statement on
Form S-8 registering the issuance of the Shares and shall use its reasonable best efforts to have such Registration Statement declared effective at or prior to the 12 month anniversary of the Effective Date.

            3.3 SHARE ADJUSTMENT. If, after the Effective Date, a stock dividend, stock split, reverse stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, reclassification, distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting the Shares occurs such that an adjustment is determined by the Board (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust the number and class of Shares subject to any stock bonus payable under the Plan. Notwithstanding the preceding, the number of Shares with respect to any stock bonus shall always shall be a whole number.

            SECTION 4. STOCK BONUS.

            4.1 ESTABLISHMENT OF BONUS. Subject to the terms of the applicable Participation Letter and Section 6, a participant shall be eligible to receive a stock bonus under the Plan. The maximum amount of such bonus shall be expressed as an aggregate dollar amount which shall be set forth in the applicable Participation Letter ("Participant's Maximum Bonus Amount"). The bonus shall be paid in one or two installments, as a Milestone 1 Bonus and a Milestone 2 Bonus.

            4.2   MILESTONE 1 BONUS.

            (i) Eligibility for Milestone 1 Bonus. Subject to the terms of the applicable Participation Letter and 6, a participant shall be eligible to receive a Milestone 1 Bonus, if the following conditions are satisfied:

            (A) Customer Acceptance of at least 500 Product Units by the first anniversary of the Effective Date; and

            (B) except as provided in Section 5, the participant is continuously employed by NextWave or its affiliates, including the Company, from the Effective Date until the first anniversary of the Effective Date ("Milestone 1 Period"); and

            (C)   the Key Employee Requirement is satisfied.

            (ii) Amount of Milestone 1 Bonus. Provided the conditions are satisfied, the amount of a Milestone 1 Bonus, if any, shall be determined as a percentage of the participant's Maximum Bonus Amount in accordance with the following:

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 --------------------------------------- ---------------------------------------
    NUMBER OF PRODUCT UNITS OF WHICH
  THERE IS CUSTOMER ACCEPTANCE DURING        PERCENTAGE OF PARTICIPANT'S MAXIMUM
         THE MILESTONE 1 PERIOD                          BONUS AMOUNT
 --------------------------------------- ---------------------------------------
             At least 3,000                         100%
 --------------------------------------- ---------------------------------------
  More than 2,000 but less than 3,000    75%, plus an additional .025% for each
                                         Product Unit  in excess of 2,000 of
                                         which there is Customer Acceptance

                                         For example, if there
                                         is Customer Acceptance
                                         of 2,500 Product
                                         Units, the amount of
                                         the Milestone 1 Bonus
                                         is 87.5% of the
                                         Maximum Bonus Amount
 --------------------------------------- ---------------------------------------
             Exactly 2,000                           75%
 --------------------------------------- ---------------------------------------
  More than 1,000 but less than 2,000                50%
 --------------------------------------- ---------------------------------------
             Exactly 1,000                           50%
 --------------------------------------- ---------------------------------------
   More than 500 but less than 1,000     25%, plus an additional .05% for each
                                         Product Unit in excess of 500 of which
                                         there is Customer Acceptance

                                         For example, if there
                                         is Customer Acceptance
                                         of 750 Product Units,
                                         the amount of the
                                         Milestone 1 Bonus is
                                         37.5% of the Maximum
                                         Bonus Amount
 --------------------------------------- ---------------------------------------
              Exactly 500                            25%
 --------------------------------------- ---------------------------------------
             Less than 500                           0%
 --------------------------------------- ---------------------------------------


            4.3   MILESTONE 2 BONUS.

            (i) Eligibility for Milestone 2 Bonus. Subject to the terms of the applicable Participation Letter and Section 6, a participant shall be eligible to receive a Milestone 2 Bonus, if the following conditions are satisfied:

            (A) Customer Acceptance of at least 2000 Product Units by the date that is 18 months after the Effective Date; and


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            (B)   except as provided in Section 5, the participant is
continuously employed by NextWave or its affiliates, including the Company, from the Effective Date until the earlier of (1) the date that is 18 months after the Effective Date, or (2) the date on which there is Customer Acceptance of 3,000 Product Units (the "Milestone 2 Period").

            (ii) Amount of Milestone 2 Bonus. Provided the conditions are satisfied, the amount of a Milestone 2 Bonus, if any, shall vary based on whether the Key Employee Requirement is satisfied, and in any event be determined in accordance with the following:

--------------------------------------------------------------------------------
                           KEY EMPLOYEE REQUIREMENT SATISFIED
--------------------------------------------------------------------------------
  NUMBER OF PRODUCT UNITS OF WHICH
 THERE IS CUSTOMER ACCEPTANCE DURING       PERCENTAGE OF PARTICIPANT'S MAXIMUM
        THE MILESTONE PERIODS                          BONUS AMOUNT
-------------------------------------- -----------------------------------------
           At least 3,000               100% minus the amount of the Milestone 1
                                        Bonus, if any
-------------------------------------- -----------------------------------------
 More than 2,000 but less than 3,000   75%, plus an additional .025% for each
                                       Product Unit  in excess of 2,000 of which
                                       there is Customer Acceptance, minus the
                                       amount of the Milestone 1 Bonus, if any
-------------------------------------- -----------------------------------------
            Exactly 2,000              75% minus the amount of the Milestone 1
                                       Bonus, if any
-------------------------------------- -----------------------------------------
           Less than 2,000                                     0%
-------------------------------------- -----------------------------------------


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--------------------------------------------------------------------------------
                         KEY EMPLOYEE REQUIREMENT NOT SATISFIED
--------------------------------------------------------------------------------
NUMBER OF PRODUCT UNITS OF WHICH THERE IS           PERCENTAGE OF PARTICIPANT'S
 CUSTOMER ACCEPTANCE DURING THE MILESTONE                   MAXIMUM BONUS
                 PERIODS                                       AMOUNT
------------------------------------------- ------------------------------------
              At least 3,000                                     50%
------------------------------------------- ------------------------------------
   More than 2,000 but less than 3,000      25%, plus an additional .025% for
                                            each Product Unit  in excess of
                                            2,000 of which there is Customer
                                            Acceptance
------------------------------------------- ------------------------------------
              Exactly 2,000                                      25%
------------------------------------------- ------------------------------------
             Less than 2,000                                     0%
------------------------------------------- ------------------------------------


            4.4 KEY EMPLOYEE REQUIREMENT. The Key Employee Requirement shall be deemed satisfied if, as of the first anniversary of the Effective Date none of the Senior Executives (as defined below) or other Key Employees has terminated employment with NextWave and its affiliates, including the Company. Any Senior Executive or other Key Employee who is terminated by NextWave or its affiliate without Cause or has resigned from NextWave or its affiliate for Good Reason shall be disregarded for purposes of the Key Employee Requirement. Up to four (4) Key Employees as of the Effective Date (excluding Senior Executives) whose employment with NextWave or its affiliate has terminated other than by NextWave or its affiliate without Cause or by a Key Employee for Good Reason may be replaced by the Chief Executive Officer, in consultation with the Board, with another individual of comparable skill and experience. The absence of such Key Employee shall be disregarded and such replacement shall be treated as a Key Employee for purposes of the Key Employee Requirement.

            4.5   FORM AND TIME OF PAYMENT.

            (i) Payment in Shares. Any stock bonus payable under the Plan shall be paid in the form of Shares, except cash shall be paid in lieu of any fractional Shares as follows. If a Milestone 1 Bonus is payable, the Company shall issue to each eligible participant a number of Shares (rounded down to the nearest whole Share) with an aggregate Fair Market Value as of the last day of the Milestone 1 Period equal to the amount of the Milestone 1 Bonus, plus cash in lieu of any fractional Shares.

            If a Milestone 2 Bonus is payable and the Company has previously paid the participant a Milestone 1 Bonus, the Company shall issue to each eligible participant a number of Shares (rounded down to the nearest whole



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Share) that when aggregated with Shares (the Fair Market Value of which is determined as of the last day of the Milestone 1 Period) and cash that were paid to the participant as a Milestone 1 Bonus equals the amount of the Milestone 2 Bonus.

            If a Milestone 2 Bonus is payable and the Company has not previously paid the participant a Milestone 1 Bonus, the Company shall issue to each eligible participant a number of Shares (rounded down to the nearest whole Share) with an aggregate Fair Market Value as of the last day of the Milestone 2 Period equal to the amount of the Milestone 2 Bonus, plus cash in lieu of fractional Shares.

            (ii) Time of Payment. Shares shall be issued as soon as practicable after the applicable Milestone Period. In no event shall the Shares be issued later than 2-1/2 months after the end of the tax year of the Company following the tax year in which the applicable Milestone Period ended.

                           SECTION 5. CHANGE IN STATUS

            5.1 TERMINATION OR TRANSFER OF EMPLOYMENT. Upon a participant's termination of employment with the Company for any reason, the participant's entitlement, if any, to a stock bonus shall be determined and his or her participation in the Plan shall end, except as provided in this Section 5 or as otherwise specifically agreed or determined in writing by the Board.

            5.2 INVOLUNTARY TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. Each participant whose employment with NextWave or its affiliate, including the Company, is terminated by such employer without Cause or by the participant for Good Reason within 90 days prior to the last day of any Milestone Period shall be entitled to the stock bonus payable with respect to such Milestone Period, if any, as if the participant had remained in continuous employment until the last day of the Milestone Period. Such participant shall have no rights to any stock bonuses with respect to Milestone Periods ending more than 90 days after any such termination of employment.

            5.3 INVOLUNTARY TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. Each participant whose employment with NextWave or its affiliate, including the Company, is terminated by the participant without Good Reason or by such employer (or was terminable by such employer) for Cause shall forfeit any right as of the date of termination to receive any unpaid balance (whether earned or unearned) of the participant's stock bonus award, unless otherwise provided in the participant's Participation Letter or otherwise specifically agreed or determined in writing by the Board.

            5.4 DEATH OR DISABILITY. Each participant whose employment is terminated by reason of the participant's death or total disability (as determined in accordance with the Company's long term disability plan applicable to the participant or, if no such plan, the long term disability plan of NextWave or its affiliate, including the Company, applicable to employees


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generally, or if none, in accordance with Section 22(e)(3) of the Internal
Revenue Code of 1986, as amended) prior to the completion of either Milestone Period shall be entitled to a pro rata amount of the stock bonus payable with respect to the Milestone Period, if any, that the participant would have received if the participant had been continuously employed through the end of both Milestone Periods. Such pro rata amount shall be the applicable stock bonus payable multiplied by a fraction (not to exceed the value of 1), the numerator of which is the number of days of actual employment from the Effective Date through the termination date and the denominator of which is, with respect to a Milestone 1 Bonus, the number of days during the Milestone 1 Period or, with respect to a Milestone 2 Bonus, the number of days during both Milestone Periods. Such pro-rata bonus shall be payable at such time as bonuses are otherwise payable under the Plan.

            5.5 TRANSFER OF EMPLOYMENT TO A NON-SUBSIDIARY AFFILIATE OF NEXTWAVE. Each participant who transfers employment from NextWave or its wholly owned subsidiaries, to any nonsubsidiary affiliate thereof within 90 days prior to the last day of any Milestone Period shall be entitled to the stock bonus payable with respect to such Milestone Period, if any, as if the participant had remained in continuous employment until the last day of the Milestone Period. Such participant shall have no rights to any stock bonuses with respect to Milestone Periods ending more than 90 days after any such transfer.

            5.6 NO DUPLICATION OR MITIGATION. The amounts payable under the Plan are in consideration of a participant's continuation of employment or availability for continued employment and shall not be treated as severance pay. Accordingly, the amounts payable under the Plan shall not be reduced by any severance to which the participant may be entitled under other severance plans of or agreements with NextWave and its affiliate, including the Company, if any. A participant shall not be required to undertake any mitigation in order to receive payment of any amounts otherwise payable under the Plan.

                        SECTION 6 CONDITIONS TO PAYMENT.

            6.1 RELEASE. Notwithstanding any other provision in the Plan, each participant (other than any deceased participant) shall, as a condition to entitlement to any and all bonuses under the Plan, provide to the Company (i) a Non-Competition Agreement, in the form set forth in Exhibit D to the Agreement and Plan of Merger, dated December 31, 2006, by and among NextWave, GO Acquisition Corp., the Company and the stockholder representative named therein and (ii) a Release, Covenant Not to Sue, Non-Disclosure and Non-Solicitation Agreement, in the form set forth in Appendix A to the Plan ("Release Agreement"), each such agreement being executed by such participant and effective and not revocable.

            6.2 TAX WITHHOLDING. NextWave's obligation to issue Shares payable to participants under the Plan shall be subject to the satisfaction of all applicable federal, state and local or other governmental income and employment or other tax withholding requirements. If a participant is to experience a taxable event with respect to any portion of the participant's stock bonus


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award, the participant must make arrangements satisfactory to NextWave to provide for the timely payment of all applicable withholding taxes upon such taxable event. The Board may, in its sole discretion, authorize the Company to permit a participant to satisfy the obligation to pay all or a portion of any such withholding taxes by having the Company withhold a portion of the stock bonus award (expressed as Shares payable to the participant) equal to the amount of such withholding taxes designated by the participant and approved by the Board.

            6.3 REGULATORY APPROVALS. The implementation of the Plan and the issuance of any Shares under the Plan shall be subject to NextWave's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the Shares issued pursuant to it. No Shares may be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of United States federal and state and Israeli securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which the Shares are then listed for trading.

                           SECTION 7. ADMINISTRATION.

            Except as otherwise set forth in the Plan, the Board shall administer the Plan. The Board shall have the authority and responsibility to do all things necessary or appropriate to effect the purposes of and to administer the Plan, including, without limitation, the power in its sole discretion to:

            (i) provide rules for the management, operation and administration of the Plan, and to amend or supplement such rules;

            (ii)  interpret or construe the terms of the Plan;

            (iii) correct any defect, supply any omission, clarify any ambiguity or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion;

            (iv) make reasonable determinations as to a participant's eligibility for bonuses under the Plan, including determinations as to Cause and Good Reason.

The determinations, decisions and actions of the Board or its duly authorized delegate shall be final, conclusive and binding for all purposes of the Plan, and shall not be subject to any appeal or review.

                           SECTION 8. ADMINISTRATION.

            Notwithstanding any other provision of the Plan, the Plan (including any Schedules) may be amended, modified, suspended, or terminated by NextWave; provided, however, that any such amendment, modification, suspension or termination shall not adversely affect the rights of any participant in respect of any stock bonus payable.



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                            SECTION 9. MISCELLANEOUS.

            9.1 SEVERABILITY. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby and shall continue in effect and application to its fullest extent. If, however, NextWave determines in good faith that any term or condition of the Plan which is invalid or unenforceable is material to the interests of NextWave, NextWave may declare the Plan null and void in its entirety.

            9.2 NO EMPLOYMENT RIGHTS. The establishment of the Plan and the selection of any employee for participation in the Plan does not, and shall not be held or construed to, confer upon any employee the right to a continuation of employment by NextWave or any of its affiliates, including the Company. Subject to any applicable employment agreement, NextWave and its affiliates, including the Company, reserves the right to dismiss any employee or otherwise deal with any employee to the same extent as though the Plan had not been adopted.

            9.3 NON-PROPERTY INTEREST. The Plan is unfunded and any liability of NextWave to any person with respect to bonuses payable under the Plan shall give rise to a claim as an unsecured creditor against the general assets of NextWave. Any participant who may have or claim any interest in or right to any bonuses payable hereunder shall rely solely upon the unsecured promise of NextWave for the payment thereof. Nothing herein contained shall be construed to give to or vest in the participant or any other person now or at any time in the future, any right, title, interest or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatsoever owned by NextWave or its affiliates, or in which NextWave or its affiliates may have any right title or interest now or at any time in the future.

            9.4 OTHER RIGHTS. The Plan shall not affect or impair the rights or obligations of NextWave or the Company or a participant under any other written plan, contract, arrangement, or pension, profit sharing or other compensation plan.

            9.5 INCAPACITY. If NextWave or the Company determines that a participant or a beneficiary thereof is unable to care for his or her affairs because of illness or accident or because he or she is a minor, any bonuses due to such individual may be paid to such individual's spouse or any other person deemed by NextWave or the Company to have incurred expense for such individual (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of NextWave's obligation hereunder.

            9.6 TRANSFERABILITY OF RIGHTS. NextWave shall have the unrestricted right to transfer its obligations under the Plan with respect to one or more participants to any person, including, but not limited to, any purchaser of all or any part of the Company's business. No participant or spouse of a participant shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any future right or expectancy which the


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participant or such spouse may have at any time to receive payments of bonuses hereunder, which bonuses and the right thereto are expressly declared to be non-assignable and nontransferable, except to the extent required by law. Any attempt to transfer or assign a bonus that has not yet become payable by a participant or the spouse of a participant shall, in the sole discretion of NextWave (after consideration of such facts as it deems pertinent), be grounds for terminating any rights of the participant or his or her spouse to any bonus under the Plan not previously paid.

            9.7 ENTIRE DOCUMENT. The Plan, as set forth herein, supersedes any and all prior practices, understandings, agreements, descriptions or other non-written arrangements respecting retention payments, severance, except for any severance policy or agreement, if any, existing as of the Effective Date, and written employment contracts signed by NextWave or the Company.

            9.8 GOVERNING LAW. The Plan shall be construed, administered, and enforced according to the laws of the State of Delaware, except to the extent that such laws are preempted by the federal laws of the United States of America.

                            SECTION 10. DEFINITIONS.

            The following words and phrases as used herein shall have the following meanings, unless a different meaning is required by the context:

            10.1 "AVERAGE CLOSING PRICE" means an amount equal to the average per share closing price of NextWave common stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices) (i) on any national securities exchange on which NextWave common stock is listed (as reported by Bloomberg, or, if not reported thereby, any other authoritative source), or (ii) if NextWave common stock is not listed on a national securities exchange, quoted in the Over-The-Counter Market Summary, in either case for the 20 trading days ending with the second trading day immediately preceding the relevant determination date. In the absence of such a listing or quotation, the Average Closing Price shall be determined in good faith by the Board.

            10.2 "CAUSE" shall mean any act or failure to act on the part of an employee of NextWave or any affiliate (including the Company) which constitutes:

            (i) an unauthorized use or disclosure by such employee of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company;

            (ii) a material breach by such employee of any agreement between the employee and the Company;

            (iii) a material failure by such employee to comply with the Company's written policies or rules;





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            (iv)  such employee's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof or any foreign jurisdiction in which the Company conducts business which if occurring in the United States would constitute a felony under its laws or the laws of any state thereof;

            (v)   such employee's gross negligence or willful misconduct;

            (vi) such employee's willful or grossly negligent engagement in any activity competitive with the business of the Company in which the employee has not ceased (other than for reasons beyond the control of the employee) within 3 business days after receiving written notification of such engagement from the Company; or

            (vii) a continued failure by such employee to perform assigned duties after receiving written notification of such failure from the Company's Board of Directors.

            10.3 "COST" means the actual cost incurred by the Company to produce a Product Unit plus a reasonable allocation as approved by the Board to reserve for expected product warranty and return costs.

            10.4 "CUSTOMER ACCEPTANCE" means the acceptance by a customer of a Product Unit which has been sold at or in excess of Cost (as defined below), as evidenced by the earlier of (i) receipt by the Company or NextWave of an acceptance letter, (ii) collection by the Company or NextWave of partial payment toward the Product Unit, (iii) the time such Product Unit is placed into operation by the customer, or (iv) the ability of the Company or NextWave, as the case may be, to recognize revenue related to such Product Unit under GAAP; provided, however, that the Board may eliminate the Cost requirement and decide to sell Product Units below Cost, provided, further, that during the 17th and 18th months after the Effective Date, solely for customers who have previously accepted Product Units in accordance with this definition, Customer Acceptance shall occur when the customer takes delivery of the Product Unit.

            10.5 "FAIR MARKET VALUE" means, with respect to any determination date, the Average Closing Price of the Shares.

            10.6 "GOOD REASON" means with respect to NextWave or any affiliate (including the Company),

            (i) the material adverse alteration of such employee's title or position from that held by such employee as of the Effective Date without such employee's written consent;

            (ii) the material reduction of such employee's total annual compensation as of the Effective Date without such employee's written consent;

            (iii) without such employee's written consent, the relocation of such employee's primary place of employment to a location more than 35 miles away from the location of such primary place of employment as of the Effective Date; or



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            (iv)  any other event or condition set forth in the Participation
Letter with respect to the employee.

            10.6 "KEY EMPLOYEES" means the Senior Executives and such additional employees designated as key employees as of the Effective Date.

            10.7 "KEY EMPLOYEE REQUIREMENT" means the key employee requirement described in Section 4.4 of the Plan.

            10.8 "PRODUCT UNIT" means one MBW WLS Micro Cellular Wi-Fi Sector Base Station or one MBW WLP Pico Cellular Wi-Fi Base Station, each incorporating the Company's xRF(TM) smart antenna technology.

            10.9 "SENIOR EXECUTIVES" means Oz Leave, Amir Adler, Ronen Akerman, Roy Kinamon, and Yuval Mor.














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